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                                             EXHIBIT 23

                 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference of our report dated May 10, 1996, with respect to the consolidated financial statements of CasTech Aluminum Group Inc. included in this Current Report (Form 8-K) of Commonwealth Aluminum Corporation in the following Registration Statements and related Prospectuses:


Registration
Number         Description of Registration Statement             Filing Date

33-90292       Commonwealth Aluminum Corporation                 March 14, 1995
               Performance Sharing Plan for Salaried
               Employees and Performance Sharing Plan for
               Hourly Employees - Form S-8


33-91364       Commonwealth Aluminum Corporation 1995            April 20, 1995
               Stock Incentive Plan - Form S-8



                                        /s/ Ernst & Young LLP
                                            ERNST & YOUNG LLP

Akron, Ohio
September 20, 1996